Exhibit 99.2

Execution Copy

NEOSE TECHNOLOGIES, INC.

5,000,000 Shares of Common Stock, $.01 par value per share

PLACEMENT AGENT AGREEMENT

May 17, 2004

J.P. Morgan Securities Inc.
277 Park Avenue, 3rd Floor
New York, New York  10172

UBS Securities LLC
299 Park Avenue
New York, New York  10171

Dear Sir or Madam:

          Neose Technologies, Inc., a Delaware corporation (the “Company”), proposes to sell to certain purchasers, pursuant to the terms of this Placement Agent Agreement (this “Agreement”) and Subscription Agreements substantially in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and, collectively, the “Purchasers”), an aggregate of up to 5,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company.  The aggregate of 5,000,000 shares so proposed to be sold is hereinafter referred to as the “Stock.”  The Company hereby confirms its agreement with J.P. Morgan Securities Inc. (“JPMorgan”) and UBS Securities LLC (“UBS”) as follows (certain terms used herein are defined in Section 13 hereof):

          1.          AGREEMENT TO ACT AS PLACEMENT AGENT; PLACEMENT OF SECURITIES.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:

          (a)          The Company hereby authorizes JPMorgan (in such capacity, the “Lead Placement Agent”) and UBS (in such capacity, the “Co-Placement Agent” and, together with the Lead Placement Agent, the “Placement Agents”) to act as its exclusive agents to solicit offers for the purchase of all or part of the Stock from the Company in connection with the proposed offering of the Stock (the “Offering”). Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date (as defined below in Section 4), the Company shall not, without the prior consent of the Lead Placement Agent, solicit or accept offers to purchase Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agents.

          (b)          Each Placement Agent agrees, severally and not jointly, as agent of the Company, to use its best commercially practicable efforts to solicit offers to purchase the Stock from the Company on the terms and subject to the conditions set forth in the Base Prospectus (as defined below) and the Prospectus Supplement (as defined below). Each Placement Agent agrees, severally and not jointly, to use its best commercially practicable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Stock has been solicited by such Placement Agent and accepted by the Company, but neither Placement Agent shall, except to facilitate such acceptance by the Company or as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser. Neither Placement Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will either Placement Agent be obligated to purchase any Stock for its own account and, in soliciting purchases of Stock, each Placement Agent shall act solely as the Company’s agent and not as principal.

          (c)          Subject to the provisions of this Section 1, offers for the purchase of Stock may be solicited by either Placement Agent as agent for the Company at such times and in such amounts as a Placement Agent deems advisable. Each Placement Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase Stock received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Stock and may reject any such offer, in whole or in part. Each Placement Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Stock received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          (d)          The purchases of the Stock by the Purchasers shall be evidenced by the execution of the Subscription Agreements.

          (e)          Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agents, and JPMorgan Chase Bank, as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement substantially in the form of Exhibit B attached hereto (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Company and the Purchasers (the “Escrow Account”).  Prior to the Closing Date, certain of the Purchasers will deposit in the Escrow Account an amount equal to the price per share for the Stock as determined by the Subscription Agreements multiplied by the number of shares of Stock to be purchased by such Purchaser (the “Escrow Funds”).

          (f)          As compensation for services rendered, on the Closing Date the Company shall pay to the Placement Agents by wire transfer of immediately available funds to an account or accounts designated by the Placement Agents, an aggregate amount equal to six and one quarter percent (6.25%) of the gross proceeds received by the Company from the sale of the Stock, with the syndicate economics to be shared as set forth on Schedule 1(f) .

          (g)          No Stock which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Stock shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Stock to a Purchaser whose offer it has accepted, and from which it has received payment for such Stock, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company.

          2.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to, and agrees with, the Placement Agents and the Purchasers, as of the date hereof and also at and as of the Closing Date, that:

           (a)           The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (Registration File No. 333-106327), which became effective as of June 26, 2003, for the registration under the Securities Act of the Stock for the transactions described therein, including the Offering. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with said Rule. The Company will file with the Commission, pursuant to Rule 424(b) under the Securities Act, a supplement to the form of prospectus included in such registration statement relating to the Offering and has advised the Placement Agents of all further information (financial and other) with respect to the Company to be set forth in such supplement. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement;” such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus;” and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) under the Securities Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing by the Company of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, on or before the Closing Date, incorporated or deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be.  No stop order suspending the effectiveness of the

Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and, to the Company’s knowledge, no proceeding for any such purpose is pending, has been initiated or is threatened by the Commission.

           (b)           The Registration Statement contains all exhibits and schedules required by the Securities Act. The Registration Statement, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Base Prospectus and the Prospectus Supplement, as of its respective date, complies or will comply, as the case may be, in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. The Base Prospectus and the Prospectus Supplement, taken as a whole, as amended or supplemented, will not contain as of the date of the Prospectus Supplement and the Closing Date, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement prior to the consummation of the Offering, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties in this Section 2(b) with respect to statements or omissions made in reliance upon and in conformity with the Placement Agents’ Information (as defined in Section 15).  No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date of this Agreement and prior to the Closing Date which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

           (c)           The Company has delivered, or will as promptly as practicable deliver, to the Placement Agents complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agents reasonably request.  The Company has not distributed and will not distribute, prior to the completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than the Base Prospectus and the Prospectus Supplement or the Registration Statement and copies of the documents incorporated by reference therein.

           (d)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement, the Base Prospectus or the Prospectus Supplement and as now being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company (a “Material Adverse Effect”).  The Company has no subsidiaries and has never had any operating subsidiaries.

           (e)           The Stock being issued and sold pursuant to the Transaction Documents (as defined in Section 13) has been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights (except those that have been waived by the holder thereof) and will conform to the description thereof contained in the Registration Statement, the Base Prospectus and the Prospectus Supplement.

           (f)           The Company has an authorized capitalization as set forth in the Registration Statement, the Base Prospectus and the Prospectus Supplement, all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Registration Statement, the Base Prospectus and the Prospectus Supplement and, except as set forth in the Registration Statement, Base Prospectus and the Prospectus Supplement and except for options granted under any of the Company’s stock option plans described therein, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or ownership interests in, the Company are outstanding.

           (g)           The Company has full corporate power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated herein and therein.  The Transaction Documents have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company herein may be legally unenforceable.

           (h)           None of the execution and delivery of the Transaction Documents, the issuance and sale of the Stock by the Company hereunder and thereunder, the fulfillment of the terms of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, will (i) violate any law, rule, regulation, judgment, injunction, decree, determination, award or order of any court or governmental agency or instrumentality, domestic or foreign, or (ii) conflict with or result in any breach of any of the terms of or constitute a default (with or without the giving of notice or the passage of time or otherwise) under, or result in the termination of or the creation or imposition of any mortgage, lien, security interest or other charge or encumbrance of any nature under the terms of: (A) any material contract or agreement to which the Company is a party or by which the Company or any of the assets and properties of the Company is bound, other than any such conflict, breach or default which could not reasonably be expected to have a Material Adverse Effect; or (B) the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or the Company’s Second Amended and Restated Bylaws (the “Bylaws”).  None of the execution and delivery of the Transaction Documents, the issuance and sale of the Stock by the Company hereunder and thereunder, the fulfillment of the terms of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents requires any consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any other person, except for such notices, consents or approvals which have previously been given or obtained or which will be given or obtained on or before the Closing Date and notices and filings that may be required under applicable state and federal securities laws that will be undertaken by the Company after the Closing Date.

           (i)           There is no franchise, contract, lease, instrument or other document of a character required by the Securities Act or the Rules and Regulations to be described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and all statements summarizing any such franchises, contracts, leases, instruments or other documents or legal matters contained in the Registration Statement are accurate and complete in all material respects.

           (j)           All existing minute books of the Company, including all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Corporate Governance Committees) and stockholders of the Company through the date of the latest meeting and action (collectively, the “Corporate Records”) have been made available to the Placement Agents and counsel for the Placement Agents.  All such Corporate Records are complete and all approved minutes accurately reflect, in all material respects, all transactions referred to in such Corporate Records.  There are no material transactions, agreements or other actions that have been consummated by the Company that are not properly approved and/or recorded in the Corporate Records, other than (i) transactions and actions taken at the Company’s Annual Meeting of Stockholders, each of which was described in the Company’s Proxy Statement on Schedule 14A filed on April 2, 2004, and (ii) transactions approved at the Company’s board of directors meeting held on May 6, 2004, each of which is set forth on Schedule 2(j).

           (k)           Except as described in the Registration Statement, the Base Prospectus or the Prospectus Supplement, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the

Registration Statement or otherwise, and the Company is not required under the terms and conditions of any existing agreement to which the Company is a party or otherwise bound to file any registration statement for the registration of any securities of any person or register any such securities pursuant to any other registration statement filed by the Company under the Securities Act for a period of at least 180 days after the date hereof.

           (l)           As of their respective dates, the financial statements of the Company, together with related notes and schedules, included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement complied in form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.  Such financial statements and related notes and schedules have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the period involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and its results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

           (m)           Except as set forth in the Registration Statement, the Base Prospectus or the Prospectus Supplement, there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened, to which the Company is a party or of which the business or property of the Company is subject that is not disclosed in the Registration Statement, the Base Prospectus or the Prospectus Supplement  under the heading “Legal Proceedings.”  There are no requests for confidential treatment of information currently pending before the Commission, other than with respect to the Company’s agreements with Novo Nordisk, for which a request is pending.  There is no investigation, inquiry or proceeding by the Commission of or against the Company currently pending, and, to the Company’s knowledge, no such investigation, inquiry or proceeding has been threatened.

           (n)           Except as set forth in Schedule 2(n), the Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record.  The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses.  To the Company’s knowledge, any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company.  The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

           (o)           The Company is not (i) in violation of its Certificate of Incorporation, Bylaws or other organizational documents, (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or (iii) in default (and there exists no condition which, with or without the passage of time or giving of notice or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably expected to have a Material Adverse Effect.

           (p)           The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

           (q)           The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect.  The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.  Each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, except as set forth on Schedule 2(q), whether by action or by failure to act, which could cause the loss of such qualification.

           (r)           The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the business in which it is engaged; to the Company’s knowledge, all policies of insurance and fidelity or surety bonds insuring the Company and its business, assets, employees, officers and directors are in full force and effect; to the Company’s knowledge, the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; since January 1, 2000, the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at the then prevailing rates.

           (s)           The Company has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, orders, permits and other authorizations required to be issued by, the appropriate federal, state or foreign regulatory authorities in order for the Company to conduct its business (collectively, “Permits”), except for such Permits which the failure to obtain could not reasonably be expected to have a Material Adverse Effect, and is in compliance in all material respects with the terms and conditions of all such Permits; all of such Permits held by the Company are valid and in full force and effect; there is no pending or, to the knowledge of the Company, threatened action, suit, claim or proceeding which may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and the Company has not received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Base Prospectus or the Prospectus Supplement.

           (t)           KPMG LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Base Prospectus, the Prospectus Supplement or the Registration Statement, or incorporated by reference therein, are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

           (u)           The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

           (v)           The Company maintains a system of internal accounting controls that the Company reasonably believes are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability of assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (w)           Neither the Company nor any of its officers or directors, or to the Company’s knowledge, any of their affiliates (as such term is defined in Rule 405 under the Securities Act), has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

           (x)           Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company is in compliance with all applicable Environmental Laws (as defined below), (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals, (iii) there are no pending or, to the knowledge of the

Company, threatened Environmental Claims (as defined below) against the Company, and (iv) under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company. For purposes of this Agreement, “Environmental Law” means any United States (or other applicable jurisdiction’s) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority and “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

           (y)           The Company has ownership or license or legal right to use all patent, copyright, trade secret, trademark, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company and material to the Company (collectively, “Intellectual Property”) other than Intellectual Property generally available on commercial terms from other sources.  All of such patents, registered trademarks and registered copyrights owned by the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.  All material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are, to the knowledge of the Company, in full force and effect and, to the knowledge of the Company, there is no material default by the Company thereto.  The Company believes it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of or rights to all material Intellectual Property.  To the knowledge of the Company, the present business, activities and products of the Company do not infringe any intellectual property of any other person, except where such infringement could not reasonably be expected to have a Material Adverse Effect.  Except as described in the Base Prospectus, the Prospectus Supplement or the Registration Statement, no proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed.  To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person.  Neither the Company nor, to the knowledge of the Company, any of its employees has any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons other than such agreements that would not materially restrict the Company from conducting its business as currently conducted.

           (z)           The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq National Market (the “Nasdaq Stock Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market.  The Company has filed a Notification Form for Listing of Additional Shares with the Nasdaq Stock Market with respect to the Stock.

           (aa)           Since becoming subject to the periodic reporting requirements of the Exchange Act, the Company has made all required filings pursuant to the rules and regulations promulgated thereunder, and all such filings, as may have been amended, complied in all material respects with the Exchange Act and such rules and regulations promulgated thereunder as of the date filed with the Commission.  There is, to the best of the Company’s knowledge, no fact, other than general biotechnology information or other information which is in the public domain and not specific to the Company or its business, which materially and adversely affects the business, prospects, condition, affairs or operations of the Company or any of its properties or assets which has not been disclosed orally to the Placement Agents or in the Registration Statement, the Base Prospectus or the Prospectus Supplement.

           (bb)           Except as disclosed in the Registration Statement, the Base Prospectus or the Prospectus Supplement, the Company is not indebted, either directly or indirectly, to any present or former stockholder, officer or director, or to any of their respective spouses or children or any of their respective Affiliates (as such term is defined in Rule 405 under the Securities Act), in any amount whatsoever, including, without limitation, any amounts due under any deferred compensation plan, other than for payment of consulting fees or salaries (but not deferred fees or salaries) for services rendered, employee benefits and reasonable expenses incurred on the Company’s behalf.  Except as disclosed in the Registration Statement, the Base Prospectus or the Prospectus Supplement, no present or former officer, director or stockholder of the Company (nor any person in the immediate family of any such officer, director or stockholder) nor any of their respective Affiliates is indebted to the Company or has any material direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship with the Company or which competes with the Company.  Except as disclosed in the Registration Statement, the Base Prospectus or the Prospectus Supplement, to the Company’s knowledge, no officer, director or holder of any of its capital stock or any member of their immediate families or any of their respective Affiliates, is, directly or indirectly, interested in any contract with the Company.  The Company is not a guarantor or indemnitor of any indebtedness of any person, firm or corporation.

           (cc)           Except as required by this Agreement and as described in the Registration Statement, the Base Prospectus or the Prospectus Supplement, there are no agreements or arrangements between the Company and any of the Company’s stockholders, or to the best of the Company’s knowledge, between or among any of the Company’s stockholders, which grant special rights with respect to any shares of the Company’s capital stock or which in any way affect any stockholder’s ability or right freely to alienate or vote such shares.

           (dd)           The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

           (ee)           The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

           (ff)           Except as disclosed in the Registration Statement, the Base Prospectus or the Prospectus Supplement (excluding, for purposes of this paragraph, any exhibits thereto), since March 31, 2004 there has not been (i) any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business consistent with past practice, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which has had a Material Adverse Effect.

          Any certificate signed by any officer of the Company and delivered to the Placement Agents or counsel for the Placement Agents in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to the Placement Agents and the Purchasers.

          3.           THE CLOSING.  The time and date of closing and delivery of the documents required to be delivered to the Lead Placement Agent pursuant to Section 6 hereof shall be at 10:00 A.M., New York time, on May 20, 2004 (the “Closing Date”) at the offices of Dechert LLP, at 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103.  At the Closing, the Escrow Agent will disburse the Escrow Funds from the Escrow Account to the Company as provided in the Escrow Agreement and the Company shall deliver the shares of Stock to the Purchasers who have deposited in the Escrow Account an amount equal to the price per share for the Stock, which delivery may be made through the facilities of the Depository Trust Company.  Any Purchaser that has not placed funds in the Escrow Account as payment for the number of shares of Stock purchased shall either arrange for payment for the Stock to be made directly to the Company or make other alternative arrangements for payment to be made to the Company.

          4.           FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees with the Placement Agents and the Purchasers:

           (a)            (i) To make no further amendment or supplement prior to the Closing Date to the Registration Statement or any amendment or supplement to the Prospectus Supplement, which shall be reasonably disapproved by the Placement Agents in good faith promptly after reasonable notice thereof; (ii) for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock, to advise the Placement Agents promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish the Placement Agents with copies thereof; (iii) to use its best commercially practicable efforts to  file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 15 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; (iv) to advise the Placement Agents, promptly after it receives notices thereof, (x) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus Supplement or for additional information relating thereto and (y) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the institution or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus Supplement or for additional information relating thereto; and, (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus or Prospectus Supplement or suspending any such qualification, promptly to use its best commercially practicable efforts to obtain the withdrawal of such order.

           (b)           To comply with the Securities Act and the Exchange Act, and the rules and regulations thereunder, so as to permit the completion of the distribution of the Stock as contemplated in the Transaction Documents and the Prospectus Supplement. If during the period in which a prospectus is required by law to be delivered by a Placement Agent or a dealer in connection with the distribution of Stock contemplated by the Prospectus Supplement, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agents or counsel for the Placement Agents, it becomes necessary to amend or supplement the Prospectus Supplement in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus Supplement is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus Supplement to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Placement Agents and to such dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus Supplement so that the Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus Supplement will comply with such law. Before amending the Registration Statement or supplementing the Base Prospectus in connection with the Offering, the Company will furnish the Placement Agents with a copy of such proposed amendment or supplement and will not file such amendment or supplement to which the Placement Agents reasonably object.

           (c)           To furnish promptly to the Placement Agents and to counsel for the Placement Agents, upon request, a copy of the Registration Statement as originally filed with the

Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

           (d)           To deliver promptly to the Placement Agents such number of the following documents as the Placement Agents shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) the Base Prospectus, (iii) the Prospectus Supplement (not later than 10:00 A.M., New York time, on the second Business Day following the execution and delivery of this Agreement) and any amendment or supplement thereto (not later than 10:00 A.M., New York City time, on the Business Day following the date of such amendment or supplement); and (iv) any document incorporated by reference in the Base Prospectus or Prospectus Supplement.  The Company will pay the expenses of printing or other production of all documents relating to the Offering.

           (e)           To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

           (f)           To pay the fee, if any, of the National Association of Securities Dealers, Inc. (“NASD”) in connection with its review of the Offering.

           (g)           Not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus Supplement without the prior written consent of the Lead Placement Agent and prior written notice to the Co-Placement Agent, other than (i) the Company’s sale of the Stock hereunder, (ii) the issuance of shares or options to purchase shares pursuant to qualified stock option plans, currently outstanding options, warrants or rights, (iii) securities issued to a collaborative partner of the Company solely in connection with a corporate partnering transaction; provided, however, that before issuing any shares to a collaborative partner, the Company shall obtain from such collaborative partner an agreement to be bound by a letter substantially in the form of Exhibit D, pursuant to which such collaborative partner shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus

Supplement, without the prior written consent of the Lead Placement Agent and prior written notice to the Co-Placement Agent; or (iv) in connection with a Sale of the Company.  The Company will cause each of its executive officers and directors listed on Exhibit C hereto to furnish to the Lead Placement Agent, prior to the Closing Date, a letter, substantially in the form of Exhibit D hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus Supplement, without the prior written consent of the Lead Placement Agent and prior written notice to the Co-Placement Agent, other than the exercise of currently outstanding options or in connection with a Sale of the Company.

           (h)           Prior to the Closing Date, to furnish to the Placement Agents, as soon as they have been prepared, copies of any unaudited interim financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing or incorporated by reference in the Base Prospectus, the Prospectus Supplement or the Registration Statement.

           (i)           Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agents are notified), without the prior written consent of the Lead Placement Agent, unless in the judgment of the Company and its counsel, and after notification to the Lead Placement Agent, such press release or communication is required by law.

           (j)           Between the date hereof and the Closing Date, to promptly disclose to the Placement Agents in writing any information that gives the Company any reason to believe that any of the conditions set forth in Section 6 will not be satisfied as of the Closing Date.

           (k)           To apply the net proceeds from the sale of the Stock as set forth in the Prospectus Supplement under the heading “Use of Proceeds”.

           (l)           To engage and maintain, at its expense, a registrar and transfer agent for the Stock.

           (m)           To supply the Placement Agents with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

           (n)           To take from time to time such actions as required to permit the Stock to continue to be listed and authorized for trading on the Nasdaq Stock Market.

           (o)           To furnish to the Lead Placement Agent a letter substantially in the form of Exhibit D hereto from each executive officer and director of the Company listed on Exhibit C hereto.

           (p)           To prepare and file with the Commission a Current Report on Form 8-K with respect to the Offering, including as an exhibit thereto this Agreement and any other documents relating thereto.

           (q)           To enter into Subscription Agreements with each of the Purchasers agreeing to be a party thereto and such agreements shall be in full force and effect.

           (r)           To enter into the Escrow Agreement with the Placement Agents and the Escrow Agent and such agreement shall be in full force and effect.

           (s)           To furnish to the Placement Agents such further information, certificates and documents as the Placement Agents may reasonably request.

          5.           PAYMENT OF EXPENSES.  The Company agrees with the Placement Agents to pay, other than Placement Agents Counsel Fees (as defined below), (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock to the Purchasers and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Base Prospectus and Prospectus Supplement and any amendments and exhibits thereto or any document incorporated by reference therein, and the costs of printing, reproducing and distributing, the Transaction Documents by mail, telex or other means of communication; (d) the fees and expenses incurred in connection with filings, if any, made with the NASD; (e) any applicable listing or other fees; (f) all fees and expenses of the registrar and transfer agent of the Stock; (g) the fees and expenses of the Escrow Agent incurred pursuant to the Escrow Agreement; and (h) all other costs and expenses incident to the performance of the obligations of the Company under the Transaction Documents (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants)  Notwithstanding the preceding, in the event the closing of the sale of the Stock does not occur, the Company agrees with the Placement Agents to pay the reasonable fees, disbursements and actual out-of-pocket expenses of counsel for the Placement Agents (collectively, the “Placement Agents Counsel Fees”), which shall not exceed $20,000 without the Company’s prior written consent.  Except as otherwise provided in this Section 5 and in Section 9, the Placement Agents shall pay their own costs and expenses.

          6.           CONDITIONS TO THE OBLIGATIONS OF THE PLACEMENT AGENTS AND THE SALE OF THE STOCK.  The obligations of the Placement Agents and the closing of the sale of the Stock hereunder are subject to the accuracy in the reasonable opinion of the Placement Agents, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein, to the accuracy in the reasonable opinion of the Placement Agents of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance in the reasonable opinion of the Placement Agents by the Company in all material respects to the extent not otherwise qualified by materiality, and in all respects to the extent qualified by materiality, of their obligations hereunder, and to each of the following additional terms and conditions:

           (a)           No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agents.

Any filings required to be made by the Company in accordance with Section 4(a) shall have been timely filed with the Commission.

           (b)           Pepper Hamilton LLP shall have furnished to the Placement Agents, such counsel’s written opinion, as counsel for the Company, addressed to the Placement Agents and the Purchasers and dated the Closing Date in form and substance reasonably satisfactory to the Lead Placement Agent, to the effect that, subject to customary qualifications and assumptions:

                     (i)           the Company is validly existing as a corporation in good standing under the laws of the state of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, and has all corporate authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Base Prospectus and the Prospectus Supplement, except where the failure to so qualify or have such authority, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

                     (ii)           the Company has the authorized capitalization as set forth in the Base Prospectus as supplemented by the Prospectus Supplement, and the Stock when issued and delivered to and paid for by the purchasers thereof as contemplated by this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable and will conform to the description thereof contained in the Base Prospectus as supplemented by the Prospectus Supplement;

                     (iii)           other than such rights as have been waived by the holders thereof, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company’s Certificate of Incorporation or Bylaws or any agreement or other instrument known to such counsel;

                     (iv)           the Transaction Documents have been duly authorized, executed and delivered by the Company;

                     (v)           the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or, to the knowledge of such counsel, any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets;

                     (vi)           the Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus Supplement was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                     (vii)           except for the registration of the Stock or other filings required under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Stock, no consent, approval, authorization or order of, or filing or registration with, any court, governmental agency or governmental body is required for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby;

                     (viii)           to such counsel’s knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, the completion of the Offering or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right;

                     (ix)           the statements in the Base Prospectus and the Prospectus Supplement (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) under the headings “Who We Are,” “Description of Capital Stock” and “Plan of Distribution,” Item 15 of Part II of the Registration Statement, and the statements found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 under Item 1, “Business,” or under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting the Company’s Prospects” and specifically listed on Schedule A to such counsel’s opinion, to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects; and

                     (x)           to such counsel’s knowledge and other than as set forth in the Base Prospectus and the Prospectus Supplement, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or asset of the Company is the subject which, singularly or in the aggregate, if determined adversely to the Company, would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, at which conferences such counsel made inquiries of such persons and others and discussed the contents of the Registration Statement and the Prospectus Supplement.  Such counsel shall also state that while the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus Supplement, subject to the foregoing and on the basis of such participation, inquiries and discussions, no facts have come to the attention of such counsel which have caused it to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or any such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus Supplement, as of the Closing, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements, including the notes and schedules thereto, or any other financial information, or the information regarding the Placement Agents or the method of distribution of the Stock included in the Registration Statement or the Prospectus Supplement).

                     (c)           At the time of the execution of this Agreement, the Placement Agents shall have received from KPMG LLP a draft of a letter, addressed to the Placement Agents and the Company and dated such date, in form and substance reasonably satisfactory to the Placement Agents (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference into the Base Prospectus or the Prospectus Supplement (the “Comfort Letter”).

                     (d)           On the Closing Date, the Placement Agents shall have received the Comfort Letter duly executed by KPMG LLP addressed to the Placement Agents and the Company and dated the Closing Date.

                     (e)           No issues shall have been raised by the Nasdaq Stock Market with respect to the Notification Form for Listing of Additional Shares filed pursuant to 2(z) which remain unresolved.

                    All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

                    7.           Indemnification and Contribution.

                     (a)           The Company shall indemnify and hold harmless each Placement Agent, its officers, employees, representatives and agents and each person, if any, who controls such Placement Agent within the meaning of the Securities Act (collectively the “Placement Agents Indemnified Parties” and each a “Placement Agents Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Placement Agents Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Base Prospectus, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act, or any alleged act or failure to act, by the Placement Agents in connection with, or relating in any manner to, the Stock or the Offering contemplated hereby; (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Placement Agent through its gross negligence or willful misconduct) and shall reimburse each Placement Agents Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Placement Agents Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Base Prospectus, the Registration Statement or the Prospectus Supplement or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Placement Agents specifically for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 15).  This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agents Indemnified Party.

                     (b)           Each Placement Agent shall severally and not jointly indemnify and hold harmless the Company, its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but with respect to each of clause (i) and this clause (ii) only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Placement Agent furnished to the Company by such Placement Agent specifically for use therein, and shall reimburse the Company Indemnified Parties promptly upon demand for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability, which the Placement Agents and the Purchasers might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.  Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity under this Section 7(b) with respect to a Placement Agent exceed the total compensation received by such Placement Agent in accordance with Section 1(f).

                     (c)           Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action in a reasonably prompt manner and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Placement Agents, if the indemnified parties under this Section 7 consist of any Placement Agents Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b) shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.  Subject to the provisions of Section 7(d) below, no indemnifying party shall be liable for any settlement, compromise or the consent to the entry of judgment in connection with any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action other than a judgment entered with the consent of such indemnified party, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                     (d)           If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and actual out-of-pocket expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                     (e)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Placement Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bears to the total compensation received by the Placement Agents with respect to the Stock purchased under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company by the Placement Agents for use in the Prospectus Supplement consists solely of the Placement Agents’ Information.  The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(e), the Placement Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock was offered and sold to the public less the amount of any damages which a Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    8.           TERMINATION.

                     (a)           This Agreement may be terminated by the Lead Placement Agent in its absolute discretion by notice given to the Company if, at any time after the execution and delivery of this Agreement and prior to the Closing Date: (a) in the judgment of the Lead Placement Agent there shall have occurred any Material Adverse Effect; or (b) any of the events described in Sections 8(b) or 8(c) have occurred, and such event singly or together with any other event, makes it, in the Lead Placement Agent’s judgment, impracticable or inadvisable to market the Stock or otherwise proceed with the sale of the Stock in the manner and on the terms contemplated in the Base Prospectus and the Prospectus Supplement; provided however, the Co-Placement Agent can terminate with respect to its rights and obligations under this Agreement, but only with respect to its rights and obligations under this Agreement, by notice given to the Company if, at any time after the execution and delivery of this Agreement and prior to the Closing Date: (a) in the judgment of the Co-Placement Agent there shall have occurred any Material Adverse Effect; or (b) any of the events described in Sections 8(b) or 8(c) have occurred, and such event singly or together with any other event, makes it, in the Co-Placement Agent’s judgment, impracticable or inadvisable to market the Stock or otherwise proceed with the sale of the Stock in the manner and on the terms contemplated in the Base Prospectus and the Prospectus Supplement.  This Agreement may be terminated by the Lead Placement Agent or the Company if, at any time after the execution and delivery of this Agreement and prior to the Closing Date, either party delivers to the other ten days’ prior written notice that it desires to terminate this Agreement; provided however, the Co-Placement Agent can terminate with respect to its rights and obligations under this Agreement, but only with respect to its rights and obligations under this Agreement, at any time after the execution and delivery of this Agreement and prior to the Closing Date, by providing ten days’ prior written notice thereof to the other parties hereto.  Any termination pursuant to this Section 8 shall be without liability on the part of any party hereto to any other party except that the provisions of Sections 5, 7 and 9 shall at all times be effective and shall survive such termination.

                     (b)           This Agreement may be terminated by a Placement Agent pursuant to Section 8(a) if the Company shall have sustained since the date of the latest audited financial statements included or incorporated by reference into the Base Prospectus or the Prospectus Supplement any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Base Prospectus and the Prospectus Supplement, and (ii) since such date there shall have been any change in the capital stock or long-term debt of the Company except as set forth on Schedule 8(b), or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth in or contemplated by the Base Prospectus and the Prospectus Supplement, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of such Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

                     (c)           This Agreement may be terminated by a Placement Agent pursuant to Section 8(a) if, subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) there shall have been a declaration of a national emergency or a declaration of war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the sole judgment of such Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

                     (d)           Notwithstanding anything to the contrary set forth herein, if this Agreement is terminated by the Lead Placement Agent pursuant to the first sentence of Section 8, the Company may sell the Stock to the Purchasers as contemplated hereunder; provided, however, that on the Closing Date the Company shall make available to each Purchaser the opinions, letters, evidence and certificates required to be delivered to the Placement Agents hereunder, and such closing deliveries shall be deemed to be in compliance with the provisions hereof with respect to a Purchaser only if they are in form and substance reasonably satisfactory to such Purchaser; and, provided, further, that the Company shall disclose to each Purchaser that the Placement Agents have terminated their obligations hereunder.

                    9.           REIMBURSEMENT OF PLACEMENT AGENT’S EXPENSES.  If the sale of the Stock provided for herein is not consummated, the Company shall reimburse the Placement Agents upon demand for all out-of-pocket expenses (including all reasonable fees and disbursements of counsel, provided that such legal expenses shall not exceed $20,000 without the Company’s prior written consent) that shall have been incurred by the Placement Agents in connection with this Agreement and the proposed purchase and sale of the Stock and, upon demand, the Company shall pay the full amount thereof to the Placement Agents.

                    10.           SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the Placement Agents, the Purchasers, the Company, and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Placement Agents Indemnified Parties, and the indemnities of the Placement Agents shall also be for the benefit of the Company Indemnified Parties.  It is understood that the Placement Agents’ responsibility to the Company is solely contractual in nature and the Placement Agents do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

                    11.           SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agents as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, or any person controlling any of them and shall survive delivery of and payment for the Stock.

                    12.           NOTICES.  All statements, requests, notices and agreements hereunder shall be in writing, and:

                     (a)           if to the Lead Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities Inc., 277 Park Avenue, 3rd Floor, New York, New York  10172 Attention: Robert Vincent, Esq. (facsimile: (212) 270-7487), with a copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania  19103 Attention: James A. Lebovitz, Esq. (facsimile: (215) 994-2222);

                     (b)           if to the Co-Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to UBS Securities LLC, 299 Park Avenue, New York, New York  10171 Attention: Osamu R. Watanabe (facsimile: (212) 821-4042); and

                     (c)           if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Neose Technologies, Inc., 102 Witmer Road, Horsham, Pennsylvania 19044 Attention: C. Boyd Clarke (facsimile: (215) 315-9100), with copies to (i) Neose Technologies, Inc., 102 Witmer Road, Horsham, Pennsylvania 19044 Attention: General Counsel (facsimile: (215) 315-9100), and (ii) Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch

Streets, Philadelphia, PA 19103-2799 Attention: Barry M. Abelson, Esq. (facsimile: (215) 981-4750).

                    13.           DEFINITIONS OF CERTAIN TERMS.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

               “Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday, a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or any day on which the Nasdaq Stock Market is not open for trading.

“Interference Proceeding” shall have the meaning set forth in 35 U.S.C. § 135.

                “Sale of the Company” shall mean any transaction or series of related transactions involving: (a) any merger, consolidation or other similar transaction (i) in which a person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons acquires beneficial or record ownership of securities representing more than 50% of the outstanding Common Stock of the Company or (ii) in which the Company issues securities representing more than 50% of the outstanding Common Stock of the Company; or (b) any sale or disposition of more than 50% of the assets of the Company.

                “to the knowledge of the Company” or “to the Company’s knowledge” shall mean to the actual knowledge of any of the persons holding the following executive offices of the Company: President and Chief Executive Officer; Executive Vice President, Commercial and Clinical Development; Executive Vice President, Pharmaceutical Development and Operations; Executive Vice President and Chief Scientific Officer; Senior Vice President and Chief Financial Officer; Senior Vice President, General Counsel and Secretary; and Vice President, Finance.

“Transaction Documents” shall mean this Agreement, the Subscription Agreements and the Escrow Agreement.

                    14.           GOVERNING LAW; VENUE.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.  The Company and the Placement Agents irrevocably submit to the exclusive jurisdiction of the Federal and State courts in Manhattan, New York with respect to any action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Agreement or the performance of services hereunder and agree to waive trial by jury in any such action, proceeding, claim or counterclaim.

                    15.           PLACEMENT AGENTS’ INFORMATION.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the only written information furnished by each Placement Agent consists solely of the following statement concerning such Placement Agent contained in the first paragraph under the heading “Plan of Distribution” in the Prospectus

Supplement:  “Pursuant to the placement agent agreement, J.P. Morgan Securities Inc. and UBS Securities LLC have agreed to act as the lead placement agent and the co-placement agent, respectively, in connection with this offering.”

                    16.           PARTIAL UNENFORCEABILITY.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                    17.           GENERAL.  This Agreement, the engagement letter between the parties dated April 22, 2004, and the Escrow Agreement, together constitute the entire agreement of the parties to this Agreement and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Placement Agents.

                    18.           COUNTERPARTS.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agents, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

NEOSE TECHNOLOGIES, INC.

		By:	/s/ ROBERT I. KRIEBEL

Name: Robert I. Kriebel
Title: Senior Vice President & CFO

Accepted as of
the date first above written:

J.P. MORGAN SECURITIES INC.

By:	/s/ PHILIPPE MCAULIFFE

Name: Philippe McAuliffe
Title: Vice President

UBS SECURITIES LLC

By:	/s/ SAGE KELLY

Name: Sage Kelly
Title: Managing Director

Exhibit A

Form of Subscription Agreement

A-1

Exhibit A

SUBSCRIPTION AGREEMENT

Neose Technologies, Inc.
102 Witmer Road
Horsham, Pennsylvania 19044

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.          This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Neose Technologies, Inc., a Delaware corporation (the “Company”), and the Investor.

2.          The Company has authorized the sale and issuance to certain investors of up to 5,000,000 shares (the “Shares”) of its Common Stock, par value $.01 per share (the “Common Stock”), for a purchase price of $6.77 per share (the “Purchase Price”).

3.          The offering and sale of the Shares (the “Offering”) are being made pursuant to an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Core Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”).  Promptly following the consummation of the sale of the Shares pursuant to the Offering, the Company will file a Prospectus Supplement (the “Prospectus Supplement”) with the Commission containing certain supplemental information regarding the Shares and terms of the Offering.

4.          The Company and the Investor agree that the Investor will purchase from the Company, and the Company will issue and sell to the Investor, the Shares set forth below for the aggregate purchase price set forth below.  The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  Unless otherwise requested by the Investor and agreed to by the Company, the Shares purchased by the Investor will be delivered by electronic book-entry, registered in the Investor’s name and address as set forth below and will be released by American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing (as defined in the Terms and Conditions for Purchase of Shares).

5.          The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates and (b) it has no direct or indirect affiliation or association with any NASD member.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

Number of Shares:  _________________

Aggregate Purchase Price: $___________

          Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: May ___, 2004

INVESTOR

By:

Name:

Title:

Address:

Agreed and Accepted
this ____ day of May, 2004:

NEOSE TECHNOLOGIES, INC.

By:

Name:

Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.       Authorization and Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.       Agreement to Sell and Purchase the Shares; Placement Agents.

          2.1.     Purchase and Sale.  At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth on the signature page to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

          2.2.     Other Investors.  The Company proposes to enter into this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

          2.3.     Placement Agents.  Investor acknowledges that the Company intends to pay each of J.P. Morgan Securities Inc. and UBS Securities LLC (the “Placement Agents”) fees (the “Placement Fees”) in respect of the sale of Shares to the Investors.

          2.4.     Placement Agent Agreement.  The Company has entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with the Placement Agents that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor.  A copy of the Placement Agent Agreement is available upon request.

3.       Closings and Delivery of the Shares and Funds.

          3.1.     Closing.  The completion of the purchase and sale of the Shares (the “Closing”) will occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, and of which the Investors will be notified in advance by the Placement Agents.  At the Closing, (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the signature page hereto registered in the name of the Investor or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investors to the Company.

          3.2.     Closing Conditions.

                    (a)     Conditions to the Company’s Obligations.  The Company’s obligation to issue the Shares to the Investor will be subject to the accuracy as of the Closing Date of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled at or prior to the applicable Closing Date.

                    (b)     Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Shares will be subject to the accuracy as of the Closing Date of the representations and warranties made by the Company in the Placement Agent Agreement and the fulfillment of those undertakings of the Company to be fulfilled at or prior to the applicable Closing Date, including, without limitation, those contained in the Placement Agent Agreement (collectively, the “Company Closing Conditions”), or the waiver thereof, in each case as determined in accordance with Section 3.3 hereof.  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the other Investors of the Shares that they have agreed to purchase from the Company, and the Investor acknowledges that the Company may sell less than all of the Shares in the Offering.

          3.3.     Delivery of Funds.  Promptly after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company and the Placement Agents pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of May 17, 2004, by and among the Company, the Placement Agents and JPMorgan Chase Bank, NA (the “Escrow Agent”):

JPMorgan Chase Bank
ABA No.: 021 000 021
Account No.: 507 897455
Account Name: NY Escrow Special Subscription Account
FFC: a/c # 10207882 Neose Technologies, Inc. Escrow Account
Attn: Florence Hanley
Tel No.: (212) 623-6811

Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Placement Agents and the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agents, or the waiver, in the sole discretion of the Placement Agents, of the Company Closing Conditions.  The Placement Agents shall have no rights in or to any of the escrowed funds, unless the Placement Agents and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fees.  The Company and the Investor agree to indemnify and hold the Placement Agents and the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 3.3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, except for Losses resulting from the willful misconduct or gross negligence of the Placement Agents or the Escrow Agent.  Anything in this agreement to the contrary notwithstanding, in no event shall the Placement Agents or the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Placement Agents or the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          3.4.     Delivery of Shares.  Promptly after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares by means of an electronic book-entry delivery.  Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agents.  Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.3 above, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

4.       Representations, Warranties and Covenants of the Investor.

          4.1.     The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, (b) the Investor has answered all questions on the Signature Page for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) the Investor, in connection with its decision to purchase the number of Shares set forth on the Signature Page, relied only upon the Registration Statement and the Company’s regular reports on Forms 10-K, 10-Q, and 8-K as filed by the Company with the Commission and the representations and warranties of the Company contained herein.

          4.2.     The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agents that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required.  Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering materials, in all cases at its own expense.  The Placement Agents are not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Core Prospectus or the Prospectus Supplement.

          4.3.     The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreement of the Investor herein may be legally unenforceable.

          4.4.     The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

          4.5.     The Investor represents, warrants and agrees that it has not engaged in any short selling of the Company’s securities, or established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934 with respect to the Company’s securities, within the past 10 trading days.

5.       Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6.       Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered as addressed as follows:

(a)	if to the Company, to:

Neose Technologies, Inc.
102 Witmer Road
Horsham, Pennsylvania 19044
Fax No.: (215) 315-9100
Attention: C. Boyd Clarke
President and Chief Executive Officer

(b)	with copies mailed to:

Neose Technologies, Inc.
102 Witmer Road
Horsham, Pennsylvania 19044
Fax No.: (215) 315-9100

Attention: General Counsel

and

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Fax No.: (215) 981-4750
Attention: Barry M. Abelson, Esq.

                                                                  (c)     if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.       Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.       Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.       Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.     Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.     Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

Exhibit A

NEOSE TECHNOLOGIES, INC.

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please allocate the Shares as follows:

ACCOUNT NAME	SHARES

TOTAL

Exhibit B

Form of Escrow Agreement

B-1

Exhibit B

ESCROW AGREEMENT

          THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of the 17th day of May 2004, by and among JPMorgan Chase Bank, a New York banking corporation (the “Escrow Agent”), Neose Technologies, Inc., a Delaware corporation (the “Company”), J.P. Morgan Securities Inc. (“JPMorgan”) and UBS Securities LLC (“UBS”, and together with JPMorgan, the “Placement Agents”).

Background

          WHEREAS, the Company proposes to sell an aggregate of up to 5,000,000 shares of its common stock, par value $.01 per share (the “Shares”), for an aggregate of up to $33,850,000, all as described in the Company’s registration statement on Form S-3 (Registration No. 333-106327) (which, together with all amendments or supplements thereto is referred to herein as the “Registration Statement”);

          WHEREAS, the Shares are being offered by the Company to subscribers identified by the Placement Agents, pursuant to the terms of the Placement Agent Agreement dated May 17, 2004, by and among the Company and the Placement Agents (the “Placement Agent Agreement”), and the Subscription Agreements executed by certain of the subscribers in the form attached to the Placement Agent Agreement as Exhibit A thereto (the “Subscription Agreements”);

          WHEREAS, unless the transactions contemplated by the Placement Agent Agreement have been abandoned pursuant to the terms thereof, or unless otherwise agreed to by the Company and the Placement Agents, the closing of the purchase and sale of the Shares shall take place on May 20, 2004 (the Closing Date”);

          WHEREAS, the offering of the Shares may be terminated pursuant to the terms of the Placement Agent Agreement (the date of such termination, if so terminated, is referred to herein as the “Termination Date”);

          WHEREAS, with respect to certain of the subscription payments received from the subscribers, the Company and the Placement Agents propose to establish an escrow account with the Escrow Agent in the name of the Company at 4 New York Plaza, 21st Floor, New York, New York 10004; and

          WHEREAS, the Escrow Agent is willing to receive and disburse the proceeds from the offering of the Shares in accordance herewith.

Terms

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.     Deposit of Escrowed Funds.   Certain of the subscribers for the Shares may wire or deposit with the Escrow Agent funds of the subscribers delivered in payment for the Shares (the “Escrowed Funds”).  Upon receipt of funds from such subscribers, the Escrow Agent shall credit such funds to a non-interest bearing account held by the Escrow Agent.  The wire instructions for such subscriber funds are set forth in the notice provision for the Escrow Agent in Section 9 to this Agreement and in Section 3.3 of the Subscription Agreements.  If any checks or other instruments deposited in the escrow account hereunder prove uncollectible, the Escrow Agent shall debit such escrow account for the amount of the returned check or other instrument deposited and shall deliver the returned checks or other instruments to the applicable subscriber.

          2.     Acceptance.  Upon receipt of the Escrowed Funds, the Escrow Agent shall acknowledge such receipt in writing to the Company and the Placement Agents and shall hold and disburse the same pursuant to the terms and conditions of this Agreement.  The Escrow Agent shall have no duty to verify whether the amounts and property delivered comport with the requirements of any other agreement.

          3.     List of Subscribers.  The Placement Agents shall furnish or cause to be furnished to the Escrow Agent, at the time of each deposit of funds pursuant to Section 1, a list, substantially in the form of Exhibit A hereto, containing the name of, the address of, the number of Shares subscribed for by, the subscription amount to be delivered to the Escrow Agent on behalf of, and the social security or taxpayer identification number, if applicable, of, each subscriber whose funds are being deposited.  The Escrow Agent shall notify the Placement Agents and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 3 and the subscription amounts received by the Escrow Agent.  The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 4.

          4.     Withdrawal of Subscription Amounts.

                   (a)     If the Escrow Agent shall receive a notice, substantially in the form of Exhibit B hereto (an “Offering Termination Notice”) from the Company, the Escrow Agent shall promptly after receipt of such Offering Termination Notice, send to each subscriber listed on the list held by the Escrow Agent pursuant to Section 3 whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 4, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount of the remaining subscription amount held by the Escrow Agent as set forth on such list held by the Escrow Agent.  The Escrow Agent shall notify the Company and the Placement Agents of the distribution of such funds to the subscribers.

                   (b)     In the event that (i) the Shares have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Termination Date and (ii) no Offering Termination Notice shall have been delivered to the Escrow Agent, the Company and the Placement Agents shall deliver to the Escrow Agent a joint notice, not less than one (1) nor more than three (3) business days prior to the Closing Date, substantially in the form of Exhibit C hereto (a “Closing Notice”), designating the proceeds of which are to be distributed on such Closing Date, and identifying the subscribers and the number of Shares to be sold to each thereof on such Closing Date; provided, however, if the Placement Agent Agreement has been terminated by JPMorgan and the Company determines to proceed with the sale of the Shares to the subscribers in accordance with Section 8(d) of the Placement Agent Agreement, the Company alone shall deliver a Closing Notice to the Escrow Agent.  The Escrow Agent, after receipt of such Closing Notice, on such Closing Date, shall pay, in federal or other immediately available funds and otherwise in the manner specified in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the subscribers identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 3.

                   (c)     If at any time and from time to time prior to the release of any subscriber’s total subscription amount pursuant to paragraph (a) or (b) of this Section 4 from escrow, the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit D hereto (a “Subscription Termination Notice”), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Company (a “Rejected Subscription”), the Escrow Agent, promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, to the extent of the sum of such subscriber’s Rejected Subscription amount as set forth in the Subscription Termination Notice, send to such subscriber, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount of such Rejected Subscription amount.

                   (d)     For the purposes of this Section 4, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber’s address furnished to the Escrow Agent pursuant to Section 3.

                    5.     Escrow Agent; Duties and Liabilities.

                              (a)     It is expressly understood and agreed by the parties that (i) the duties of the Escrow Agent, as herein specifically provided, are purely ministerial in nature; (ii) the Escrow Agent shall not have any duty to deposit the Escrowed Funds except as provided herein, (iii) the Escrow Agent shall not be responsible or liable in any manner whatsoever for, or have any duty to inquire into, the sufficiency, correctness, genuineness or validity of the notices it receives hereunder, or the identity, authority or rights of any of the parties; (iv) the Escrow Agent shall have no duties or responsibilities in connection with the Escrowed Funds, other than those specifically set forth in this Agreement; (v) the Escrow Agent shall not incur any liability in acting upon any signature, written notice, request, waiver, consent, receipt, or any other paper or document believed by the Escrow Agent to be genuine; (vi) the Escrow Agent may assume that any person purporting to have authority to give notices on behalf of any of the parties in accordance with the provisions hereof has been duly authorized to do so; (vii) the Escrow Agent shall incur no liability whatsoever except for such resulting from its willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith in the performance of its duties hereunder; and (viii) upon the Escrow Agent’s performance of its obligations under Section 4 hereof, the Escrow Agent shall be relieved of all liability, responsibility and obligation with respect to the Escrowed Funds or arising out of or under this Agreement.

                              (b)     The Escrow Agent shall not be under any obligation to take any legal action in connection with this Agreement or towards its enforcement or performance, or to appear in, prosecute or defend any action or legal proceeding, or to file any return, or pay or withhold any income or other tax payable with respect to any Escrowed Funds or the disbursement thereof, any payment of or in respect of which shall constitute a Loss under Section 6 below, and the Placement Agents and the Company agree to provide to the Escrow Agent such information and documentation as the Escrow Agent may reasonably request in connection therewith.

                               (c)     In the event of any disagreement relating to the Escrowed Funds or the disbursement thereof resulting in adverse claims or demands being made in connection with the Escrowed Funds or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Funds, but only to the extent of the Escrowed Funds in controversy, until the Escrow Agent shall have received a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Funds, in which event the Escrow Agent shall disburse the Escrowed Funds in accordance with such order.  Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable.  The Escrow Agent shall act on such court order and legal opinion without further question.  If a proceeding for such determination is not begun and diligently continued, the Escrow Agent may make an ex parte application, or bring any appropriate action, for leave to deposit the Escrowed Funds in the Supreme Court of the State of New York, County of New York seeking such determination or such declaratory relief as the Escrow Agent shall deem reasonably necessary under the circumstances, and the parties each hereby irrevocably consent to the entering of an ex parte order pursuant to all applicable laws, rules and procedures of the State of New York and such court.  The Escrow Agent shall be reimbursed by the Company, for all of the Escrow Agent’s reasonable costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

                               (d)     The Escrow Agent does not have any interest in the Escrowed Funds deposited hereunder and is serving as escrow agent only and having only possession thereof.  Any payments of income from the Escrowed Funds shall be subject to withholding regulations then in force with respect to United States federal or state income taxes.  The parties hereto shall provide the Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications.  Section 5(c), Section 5(d) and Section 6 shall survive any termination of this Agreement or the resignation of the Escrow Agent in accordance with Section 5(h) below.

                              (e)     None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

                              (f)     The Escrow Agent may consult with independent counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

                              (g)     The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed.

                              (h)     The Escrow Agent may at any time resign by giving ten (10) days written notice of resignation to the Company and the Placement Agents.  Upon receiving such notice of resignation, the Company and the Placement Agents shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning Escrow Agent from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to the resigning Escrow Agent and the successor.  If no successor shall have been so appointed and have accepted appointment within forty-five (45) days after the giving of such notice of resignation, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor.

                              (i)     Any partnership or other similar entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any partnership, corporation or other similar entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any partnership, corporation or other similar entity succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

                              (j)     No printed or other matter in any language (including, without limitation, the Registration Statement, the prospectus and prospectus supplement relating to the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto.  The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement, the Subscription Agreements and the Placement Agent Agreement.

                    6.     Indemnification of Escrow Agent.  The Company hereby agrees to indemnify and hold the Escrow Agent harmless from any and all liabilities, obligations, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys’ fees and expenses) (any or all of the foregoing herein referred to as a “Loss”) arising hereunder or under or with respect to the

Escrowed Funds, except for Losses resulting from the willful misconduct or gross negligence of the Escrow Agent.  Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                    7.     Fees. The Company agrees to (a) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.

                    8.     Security Procedures.  In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement, as indicated in Schedule 2 attached hereto), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 3 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 3, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers (“Executive Officers”), as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or the Placement Agents to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.

                    9.     Notices.  Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when sent by facsimile transmission with receipt confirmed to the telephone number below and addressed as follows:

a.	If to the Escrow Agent, to:

JPMorgan Chase Bank
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004

Fax No.: (212) 623-6168/6380
Attention: Joseph Morales

with wire transfers to:

JPMorgan Chase Bank
ABA # 021 000 021
Account No.: 507 897455
Account Name: NY Escrow Special Subscription Account
FFC: a/c # 10207882 Neose Technologies, Inc. Escrow Account
Attn: Florence Hanley
Tel No: (212) 623-6811

b.	If to the Company, to:

Neose Technologies, Inc.
102 Witmer Road
Horsham, PA 19044
Fax No.: (215) 315-9100
Attention: C. Boyd Clarke
President and Chief Executive Officer

with copies to:

Neose Technologies, Inc.
102 Witmer Road
Horsham, PA 19044
Fax No.: (215) 315-9100
Attention: General Counsel

and

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Fax No.: (215) 981-4750
Attention: Barry M. Abelson, Esq.

c.	If to the Placement Agents, to:
J.P. Morgan Securities Inc.
277 Park Avenue, 3rd Floor

New York, NY 10172
Fax No.: (212) 622-6002
Attention: Robert Vincent, Esq.

and

UBS Securities LLC
299 Park Avenue
New York, NY 10171
Fax No.: (212) 821-4042
Attention: Osamu R. Watanabe

with a copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Fax No.: (215) 994-2222
Attention: James A. Lebovitz, Esq.

or to such other address or account information as hereafter shall be designated in writing by the applicable party to the other parties hereto.

                    10.     Entire Agreement.  This Agreement and any exhibits and schedules hereto constitute the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersede all negotiations, preliminary agreements and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. Any exhibits and schedules hereto are hereby incorporated into and made a part of this Agreement.

                    11.     Amendments.  No amendment, waiver, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed by the parties or by their duly authorized agents.  Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

                    12.     Severability.  In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable.

                    13.     Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

                    14.     Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO THE COMPANY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS SPECIFIED HEREIN.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                    15.     Headings and Captions.  The titles or captions of paragraphs in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

                    16.     Gender and Number.  Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

                    17.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

                    18.     Binding Effect on Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns, and the subscribers of the Shares. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto (and their respective legal representatives, heirs, successors and assigns), any rights, remedies, obligations or liabilities.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ESCROW AGENT:	COMPANY:

JPMORGAN CHASE BANK	NEOSE TECHNOLOGIES, INC.

By:	By:

Name:	Name:
Title:	Title:

PLACEMENT AGENTS:

J.P. MORGAN SECURITIES INC.	UBS SECURITIES LLC

By:	By:

Name:	Name:
Title:	Title:

EXHIBIT A

SUMMARY OF CASH TO BE RECEIVED
NEW PARTICIPANT DEPOSIT

Name, Address & Tax ID of Subscriber	Number of Shares	Subscription Amount	Receipt Confirmed by Escrow Agent

A-1

EXHIBIT B

FORM OF OFFERING TERMINATION NOTICE

____________ __, 2004

JPMorgan Chase Bank
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: Joseph Morales

Dear Mr. Morales:

                    Pursuant to Section 4(a) of the Escrow Agreement dated as of May 17, 2004 (the “Escrow Agreement”) by and among J.P. Morgan Securities Inc., UBS Securities LLC, Neose Technologies, Inc. (the “Company”) and you, the Company hereby notifies you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs you to make payments to subscribers as provided for in Section 4(a) of the Escrow Agreement.

Very truly yours,

NEOSE TECHNOLOGIES, INC.

By:

Name:
Title:

B-1

EXHIBIT C

FORM OF CLOSING NOTICE

________________, 2004

JPMorgan Chase Bank
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: Joseph Morales

Dear Mr. Morales:

                    Pursuant to Section 4(b) of the Escrow Agreement dated as of May 17, 2004 (the “Escrow Agreement”), by and among J.P. Morgan Securities Inc., UBS Securities LLC, Neose Technologies, Inc. (the “Company”) and you, the Company hereby certifies that it has received subscriptions for the Shares (as that term is defined in the Escrow Agreement) and the Company will sell and deliver Shares to the subscribers thereof at a closing to be held on May 20, 2004 (the “Closing Date”). The names of the subscribers concerned, the number of Shares subscribed for by each of such subscribers and the related subscription amounts are set forth on Schedule A annexed hereto.  [In the event that Placement Agent Agreement has been terminated by JPMorgan, include the following statement and remove the additional signature blocks for the Placement Agents:  As a result of J.P. Morgan Securities Inc.’s termination of the Placement Agent Agreement in accordance with Section 8(d) thereof, the Company alone is delivering this Closing Notice to you.]

                    Please accept these instructions as standing instructions for the closing to be held on the Closing Date. The parties hereto certify that they do not wish to have a call back regarding these instructions. The parties hereto further certify that their instructions may be transmitted to you via facsimile.

                    We hereby request that the aggregate subscription amount be paid to us is as follows:

1.  To the Company, $_________, pursuant to the following wire transfer instructions:

Primary Bank:	Citibank NY
Chips #:	008
ABA #:	021000089
Secondary Bank:	Brown Brothers Harriman & Co. #09250276
Acct Name:	Neose Technologies, Inc. Operating Account
Account #:	5000237
Reference:	if needed;

C-1

2.  To J.P. Morgan Securities Inc., $_________, pursuant to the following wire transfer instructions:

Bank:	JPMorgan Chase Bank
ABA #:	021000021
Acct Name:	JPMorgan Securities Inc.
Account #:	066914523 (“JPMSI-IB BEST”)
OBI:	Corporate Finance: Maria T. Sgambellone
Reference:	Neose Registered Direct; and

3.  To UBS Securities LLC, $_________, pursuant to the following wire transfer instructions:

Bank:	Citibank NY
ABA #:	021-0000-89
Acct Name:	UBS Securities LLC
Account #:	40652556
Reference:	Invoice #5720.

These instructions may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.  [

Very truly yours,

NEOSE TECHNOLOGIES, INC.

By:

Name:
Title:

J.P. MORGAN SECURITIES INC.

By:

Name:
Title:

UBS SECURITIES LLC

By:

Name:
Title:

C-2

SCHEDULE A

Name of Subscriber	Number of Shares	Subscription Amount

A-1

CONFIDENTIAL

EXHIBIT D

FORM OF SUBSCRIPTION TERMINATION NOTICE

________________, 2004

JPMorgan Chase Bank
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: Joseph Morales

Dear Mr. Morales:

                    Pursuant to Section 4(c) of the Escrow Agreement dated as of May 17, 2004 (the “Escrow Agreement”) by and among J.P. Morgan Securities Inc., UBS Securities LLC, Neose Technologies, Inc. (the “Company”) and you, the Company hereby notifies you that the following subscription(s) have been rejected:

Name of SUBSCRIBER	Number of Subscribed SHARES REJECTED	Dollar Amount of REJECTED SUBSCRIPTION

Very truly yours,

NEOSE TECHNOLOGIES, INC.

By:

Name:
Title:

D-1

SCHEDULE 1

Escrow Agent’s Compensation: $5,000.00 per annum without pro-ration for any partial year.

SCHEDULE 2

Name of Company:	Neose Technologies, Inc.
Wiring Instructions:

Primary Bank:	Citibank NY
Chips #:	008
ABA #:	021000089
Secondary Bank:	Brown Brothers Harriman & Co. #09250276
Acct Name:	Neose Technologies, Inc. Operating Account
Account #:	5000237
Reference:	if needed

Name of Placement Agents:	J.P. Morgan Securities Inc.
UBS Securities LLC

Wiring Instructions for J.P. Morgan Securities Inc.:

Bank:	JPMorgan Chase Bank
ABA #:	021000021
Acct Name:	JPMorgan Securities Inc.
Account #:	066914523 (“JPMSI-IB BEST”)
OBI:	Corporate Finance: Maria T. Sgambellone
Reference:	Neose Registered Direct

Wiring Instructions for UBS Securities LLC:

Bank:	Citibank NY
ABA #:	021-0000-89
Acct Name:	UBS Securities LLC
Account #:	40652556
Reference:	Invoice #5720

SCHEDULE 3

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to Company:

	Name	Telephone Number

1.	A. Brian Davis	(215) 315-9020

2.	Robert I. Kriebel	(215) 315-9006

3.	Wendy L. Nagy	(215) 315-9109

If to Placement Agents:

	Name	Telephone Number

1.	Phillippe McAuliffe (JPM)	(212) 622-5033

2.	Seemanti Borkotoky (UBS)	(203) 719-7648

3.

Telephone call-backs shall be made to the Placement Agents and the Company if joint instructions are required pursuant to this Escrow Agreement.

Exhibit C

Persons Subject to Lock-Up Agreements

C-1

Exhibit C

Persons Subject to Lock-Up Agreements

C. Boyd Clarke
Brian H. Dovey
L. Patrick Gage, Ph.D.
William F. Hamilton, Ph.D.
Douglas J. MacMaster, Jr.
Mark H. Rachesky, M.D.
Stephen A. Roth, Ph.D.
Lowell E. Sears
Elizabeth H.S. Wyatt
David A. Zopf, M.D
Robert I. Kriebel
Debra J. Poul, Esq.
George J. Vergis, Ph.D.
Joseph J. Villafranca, Ph.D.
A. Brian Davis

Exhibit D

Form of Lock-Up Agreement

D-1

Exhibit D

LOCK UP LETTER

May __, 2004

J.P. Morgan Securities Inc.
277 Park Avenue, 3rd Floor
New York, New York 10172

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Dear Sir or Madam:

          The undersigned understands that each of you, as Placement Agent, propose to enter into a Placement Agent Agreement (the “Placement Agent Agreement”) with Neose Technologies, Inc., aDelaware corporation (the “Company”), providing for the offering (the “Offering”) of shares of Common Stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agent Agreement.

          In consideration of the foregoing, and in order to induce each of you to act as Placement Agent in the offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Lead Placement Agent and prior written notice to the Co-Placement Agent, the undersigned will not, during the period beginning on the date hereof and ending on the date 90days after the date of the final prospectus supplement relating to the Offering of the Securities, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  In addition, the undersigned agrees that, without the prior written consent of the Lead Placement Agent and prior written notice to the Co-Placement Agent, it will not, during the period beginning on the date hereof and ending on the date 90days after the date of the final prospectus supplement relating to the Offering of the Securities, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of the Lead Placement Agent and prior written notice to the Co-Placement Agent, (iv) effected pursuant to any exchange of “underwater” options with the Company, or (v) in connection with a Sale of the Company, or (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of Securities of the Company held by the undersigned, provided that any Common Stock acquired as a result of such exercise shall be subject to the restrictions set forth above in clause (1) and (2) above. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

          In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

          The undersigned understands that, if the Placement Agent Agreement does not become effective, or if the Placement Agent Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

          This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name:

Accepted as of the date
first set forth above:

J.P. MORGAN SECURITIES INC.

By:

Name:
Title:

UBS SECURITIES LLC

By:

Name:
Title:

Schedule 1(f)

Syndicate Economics

J.P. Morgan Securities Inc. shall receive sixty-eight percent (68%) of the placement agent fees payable pursuant to Section 1(f).

UBS Securities LLC shall receive thirty-two percent (32%) of the placement agent fees payable pursuant to Section 1(f).

Schedule 2(j)

Matters Approved by the Company’s Board of Directors at May 6, 2004 Meeting

1.                   The Board elected the following officers of the Company:

C. Boyd Clarke*	President and Chief Executive Officer
George J. Vergis, Ph.D.*	Executive Vice President, Commercial and Clinical Development
Joseph J. Villafranca, Ph.D.*	Executive Vice President, Pharmaceutical Development and Operations
David A. Zopf, M.D.*	Executive Vice President and Chief Scientific Officer
Robert I. Kriebel*	Senior Vice President, Chief Financial Officer and Treasurer
Debra J. Poul*	Senior Vice President, General Counsel and Secretary
A. Brian Davis*	Vice President, Finance, Assistant Treasurer and Assistant Secretary
Shawn DeFrees	Vice President, Technology Development
Ketan Desai, M.D.	Vice President, Preclinical and Clinical Development
Benjamin Del Tito	Vice President, Analytical and QC Operations
Marjorie A. Hurley	Vice President, Regulatory Affairs and Project Management
Chester A. Meyers, Ph.D.	Vice President, Pharmaceutical Development
Wendy L. Nagy	Vice President, Associate General Counsel and Assistant Secretary
W. Kevin Pelin	Vice President, Manufacturing Operations

2.                   The Board determined that those officers whose names are marked with an asterisk above are all of the Executive Officers of the Company (as the term “Executive Officer” is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Officers of the Company (as the term “Officer” is defined in Rule 16a-1(f) of the 1934 Act).

3.                   The Board approved a $1.3 million increase in the Company’s budget for 2004.

Schedule 2(n)

Credit Agreement

          During the three months ended March 31, 2004, we and a bank entered into agreements under which the bank acquired and reissued the $1,000,000 outstanding of our tax-exempt Industrial Development Authority bonds. In addition, we borrowed $8,000,000 from the bank, of which $1,800,000 was combined with $1,100,000 of our restricted cash for the purpose of paying in full the $2,900,000 outstanding of our taxable Industrial Development Authority bonds. The remaining $6,200,000 borrowed funded improvements to our leased facility, which we occupied in April 2004, in Horsham, PA.

          Initially, the interest rate on the bond and bank debt will vary quarterly, depending on LIBOR rates. We will have the option each quarter to incur interest on the outstanding principal at a LIBOR-based variable interest rate or a fixed rate offered by our bank.

          For the $1,000,000 of tax-exempt debt, we will make quarterly, interest-only payments on the related $1,000,000 debt for ten years followed by a single repayment of principal at the end of the ten-year loan period. For the remaining $8,000,000 borrowed, we will make quarterly, interest-only payments through March 31, 2005. Commencing on March 31, 2005, we will make quarterly principal payments of $222,000 plus interest payments over the remaining nine years of the ten-year loan period.

          To provide credit support for these borrowings, we granted a mortgage to our bank on the land and building where our present headquarters are located, as well as on improvements, certain equipment, and other tangible personal property. Under our agreements with the bank, we agreed to limit our total outstanding debt to $22,000,000. As of March 31, 2004, our total outstanding debt was $16,300,000. At any time after the fourth year of the loan period, or if we fail to maintain a minimum required cash and short-term investments balance of at least $22,000,000, our bank has the option to require additional collateral from us in the form of a security interest in certain cash and short-term investments, or in the form of a letter of credit, which may have the effect of requiring us to repay the outstanding loan balance to the bank.

Equipment Loans

          In March 2004, we borrowed $941,000 to finance the purchase of equipment and facility improvements, which collateralize the amount borrowed. The terms of the financing require us to pay monthly principal and interest payments over 48 months at an interest rate of 8.09%. During the 12 months ending March 31, 2005, 2006, 2007, 2008, and 2009 we will be required to make principal and interest payments totaling $267,000, $291,000, $291,000, $229,000, and $19,000, respectively, under this agreement.

          In December 2003, we borrowed $1,201,000 to finance the purchase of equipment and facility improvements, which collateralize the amount borrowed. The terms of the financing require us to pay monthly principal and interest payments over 48 months at an interest rate of 8.66%. During the 12 months ending March 31, 2005, 2006, 2007, and 2008, we will be required to make principal and interest payments totaling $366,000, $366,000, $359,000, and $269,000, respectively, under this agreement.

          In September 2003, we borrowed $831,000 to finance the purchase of equipment and facility improvements, which collateralize the amount borrowed. The terms of the financing require us to pay monthly principal and interest payments over 48 months at an interest rate of 8.35%. During the 12 months ending March 31, 2005, 2006, 2007, and 2008, we will be required to make principal and interest payments totaling $269,000, $269,000, $224,000, and $93,000, respectively, under this agreement.

          In March 2003, we borrowed $2,954,000 to finance the purchase of equipment, which collateralize the amount borrowed. The terms of the financing require us to pay monthly principal and interest payments over 42 months at an interest rate of 8.35%. During the 12 months ending March 31, 2005, 2006, and 2007, we will be required to make principal and interest payments totaling $976,000, $976,000, and $570,000, respectively, under this agreement.

          In December 2002, we borrowed $2,261,000 to finance the purchase of equipment, which collateralize the amount borrowed. The terms of the financing require us to pay monthly principal and interest payments over 36 months at an interest rate of 8.0%. During the 12 months ending March 31, 2005 and 2006, we will be required to make principal and interest payments totaling $850,000 and $708,000, respectively, under this agreement.

Capital Lease Obligations

          In February 2004, we entered in to a capital lease obligation for equipment with a book value of $184,000, which was calculated using an assumed incremental annual borrowing rate of 8.66%. The terms of the lease require us to make monthly payments through February 2009. Under this agreement, we will be required to make lease payments totaling $46,000, $46,000, $46,000, $46,000, and $42,000 during the 12 months ending March 31, 2005, 2006, 2007, 2008, and 2009, respectively.

          In September 2003, we entered into a capital lease for $354,000 of equipment. The terms of the lease required us to make an initial payment of $90,000 followed by monthly payments through September 2006. Under this agreement, we will be required to make lease payments totaling $99,000, $99,000, and $50,000 during the 12 months ending March 31, 2005, 2006, and 2007, respectively. We also entered into a capital lease obligation during September 2003 for $60,000 of software. The terms of the lease require us to make monthly payments through September 2008. Under this agreement, we will be required to make lease payments totaling $16,000, $16,000, $16,000, $16,000, and $8,000 during the 12 months ending March 31, 2005, 2006, 2007, 2008, and 2009, respectively.

          In June 2003, we entered into a capital lease for $119,000 of equipment. The terms of the lease required us to make an initial payment of $31,000 followed by monthly payments through June 2006. Under this agreement, we will be required to make lease payments totaling $37,000, $37,000, and $9,000 during the 12 months ending March 31, 2005, 2006, and 2007, respectively.

          In April and May 2003, we entered into capital leases for $254,000 of equipment. The terms of the leases require us to make monthly payments through April 2006. Under these agreements, we will be required to make lease payments totaling $96,000, $96,000, and $4,000 during the 12 months ending March 31, 2005, 2006, and 2007, respectively.

          In November 2002, we entered into a capital lease for $50,000 of equipment. The terms of the lease require us to make monthly payments over 36 months. Under this agreement, we will be required to make lease payments totaling $19,000 and $14,000 during the 12 months ending March 31, 2005 and 2006, respectively.

Schedule 2(q)

The Company has failed to correctly apply Section 401(a)(17) of the Code to its 401(k) Plan for several years.  Accordingly, matching contributions to several participants exceeded the amount(s) otherwise permitted.  A correction of this defect in accordance with IRS Revenue Procedure 2003-44 is currently in progress.

Schedule 8(b)

Changes in the capital stock or long-term debt of the Company since December 31, 2003
(other than as previously disclosed in SEC filings)

1.          From April 1, 2004 through May 17, 2004, the Company received proceeds of $42,619 upon the exercise of options to purchase 19,516 shares of its common stock.

2.          From April 1, 2004 through May 17, 2004, the Company made principal repayments on its outstanding debt of $389,734.

4.          In May 2004, the Company borrowed $1,500,000 at an annual interest rate of 13% from the landlord of the Company’s leased facilities in Horsham, PA.  The terms of the financing require the Company to make monthly principal and interest payments over 48 months.